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             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Independent Certified Public Accountants" and to the use of our report dated July 27, 1999 in the Registration Statement on Form 10 of Lanier Worldwide, Inc. dated September 28, 1999.


                                        /s/ Ernst & Young LLP


Orlando, Florida
September 27, 1999